UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 29, 2022
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Cactus, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38390	35-2586106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300
Houston, Texas 77024
(Address of principal executive offices)
(Zip Code)

(713) 626-8800
(Registrant’s telephone number, including area code)
______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	WHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On December 30, 2022, Cactus, Inc., a Delaware corporation (the “Company”), and its newly formed wholly owned subsidiary Atlas Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HighRidge Resources, Inc., a Delaware corporation (the “Target”), which indirectly owns all of the issued and outstanding equity interests in FlexSteel Pipeline Technologies, Inc., a Delaware corporation, and FlexSteel LTIP LP, a Delaware limited partnership (the “Seller Representative”), solely in its capacity as Seller Representative thereunder and for purposes of certain provisions of the Merger Agreement, pursuant to which Merger Sub will merge with and into the Target, with the Target continuing as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”), for a purchase price of $621,160,000 (on a debt-free, cash-free basis), subject to certain working capital, debt and other customary adjustments set forth in the Merger Agreement (the “Purchase Price”). In addition, if the aggregate gross revenue of the Target and its subsidiaries on a consolidated basis during the 18-month period commencing on January 1, 2023 is greater than $545,000,000, then the Company will pay an additional cash earn-out payment in 2024, the maximum amount of which is $75,000,000 if such gross revenue is equal to or greater than $649,000,000 (such earn-out payment, if any, together with the Purchase Price, the “Merger Consideration”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the transactions contemplated thereby, the Company will deposit $6,250,000 of the Merger Consideration with an escrow agent to fund the Target’s payment obligations with respect to the working capital, debt and other customary post-closing adjustments contained in the Merger Agreement.

Under the Merger Agreement, the Company and the Target have made customary representations and warranties and have agreed to be bound to customary covenants for transactions of this type, including committing to use reasonable best efforts to obtain necessary approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”). The representations and warranties will not survive the closing of the Merger. Instead, to provide for coverage against certain breaches by the Target of its representations and warranties and certain pre-closing taxes of the Target, the Company has obtained a representation and warranty insurance policy. The policy is subject to a retention amount, exclusions, policy limits and certain other customary terms and conditions.

The completion of the Merger is subject to customary closing conditions, including, among others: (a) the absence of certain legal impediments to the consummation of the Merger; (b) the expiration or termination of the applicable waiting period under the HSR Act; (c) in the case of the Company’s and the Target’s obligations to complete the transaction, the accuracy of the Target’s and the Company’s, respectively, representations and warranties contained in the Merger Agreement; (d) material compliance by the Company, the Target and the Seller Representative with certain pre-closing covenants; and (e) no material adverse change in the Target’s business since the date of the Merger Agreement. Subject to the satisfaction of the closing conditions, the Merger is expected to close in the first fiscal quarter of 2023.

The Merger Agreement contains customary termination rights for the parties thereto, including by mutual consent of the Company and Seller Representative and under certain other circumstances, including by the Company or Seller Representative if the Merger has not occurred by April 30, 2023.

In connection with the foregoing, Cactus Wellhead, LLC, a Delaware limited liability company (“Cactus LLC”), the operating subsidiary through which the Company operates its business, entered into a commitment letter (the “Commitment Letter”) with JP Morgan Chase Bank, N.A. (the “Bridge Lender”), pursuant to which the Bridge Lender has committed to provide a senior secured credit facility to Cactus LLC as the borrower in an aggregate amount of up to $375,000,000 (the “Bridge Facility”), with a maturity date of 364 days following the closing, which may be extended at Cactus LLC’s option for an additional three month period. Both the obligation to fund the Bridge Facility and Cactus LLC’s option to extend the maturity are subject to the satisfaction of certain conditions set forth in the Commitment Letter. The Company can use the Bridge Facility, together with cash on hand, to fund the Purchase Price. The Company intends to finance the Merger Consideration through a mix of cash, debt and/or equity.

The Merger Agreement is not subject to any financing condition. The Company’s currently committed credit facilities (including the Bridge Facility), together with cash on hand, are sufficient to fund the Merger Consideration. The Bridge Lender and other arrangers and lenders providing the Bridge Facility or providing financing or other services in connection with the financing of the Merger Consideration have received, or may receive in the future, customary fees for such transactions.

The foregoing description of the Merger Agreement is a summary of the material terms of the Merger Agreement, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement and the above description have been included in this Current Report on Form 8-K to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, the Target, Merger Sub, or their respective subsidiaries, affiliates, businesses, or equityholders. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures made by each contracting party to the others for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties, and covenants or any description thereof may not reflect the actual state of facts or conditions of the Company, the Target, Merger Sub, or any of their respective subsidiaries, affiliates, businesses, or equityholders. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Target, Merger Sub, or their respective subsidiaries, affiliates, and businesses. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Second Amended and Restated Limited Liability Company Operating Agreement of Cactus LLC

On December 29, 2022, Cactus LLC and its members entered into the Second Amended and Restated Limited Liability Company Operating Agreement of Cactus LLC, dated December 29, 2022 (the “Second A&R Cactus LLC Agreement”). The Second A&R Cactus LLC Agreement amends and restates in its entirety the existing limited liability company operating agreement of Cactus LLC (the “Existing LLC Agreement”). The Second A&R Cactus LLC Agreement amended the Existing LLC Agreement to, among other things, clarify that Cactus LLC may make non-pro rata distributions to its members as an interim step to fund an acquisition.

The foregoing description of the Second A&R Cactus LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second A&R Cactus LLC Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 3, 2023, the Company announced the signing of the Merger Agreement described in Item 1.01 above. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Also, on January 3, 2023, the Company posted a presentation to its website relating to the proposed Merger, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as set forth by specific reference in such filing.

Forward Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act regarding the Merger and related transactions. These statements are not historical or current facts and deal with potential future circumstances and developments, in particular statements regarding whether and when the transactions contemplated by the Merger Agreement and proposed financing arrangements will be consummated. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect forward-looking statements include: satisfaction of conditions to the closing of the Merger and related transactions, satisfaction of conditions to the financing for the acquisition and the risks that are described in the Company’s annual report on Form 10-K for the year ended December 31, 2021 and in subsequent reports filed under the Exchange Act. This report speaks only as of its date and the Company disclaims any duty to update the information herein other than as required by applicable law or regulation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger among Cactus, Inc., Atlas Merger Sub, LLC, HighRidge Resources, Inc. and FlexSteel LTIP LP, dated as of December 30, 2022*
10.1	Second Amended and Restated Limited Liability Company Operating Agreement of Cactus Wellhead, LLC, dated December 29, 2022
99.1	Press Release of Cactus, Inc. dated January 3, 2023 announcing the Agreement and Plan of Merger
99.2	Investor Presentation dated January 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cactus, Inc.

January 3, 2023	By:	/s/ Stephen Tadlock
Date	Name:	Stephen Tadlock
	Title:	Vice President, Chief Financial Officer and Treasurer